As filed with the Securities and Exchange Commission on January 22, 2009
Registration No. 333-39978

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1123385
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark J. Airola
Vice President, General Counsel, Chief Administrative Officer and Secretary
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to a registration statement on Form S-3, Registration No. 333-39978, which was filed by Newpark Resources, Inc. (the “Registrant”) on June 23, 2000 and amended on August 8, 2000 and on August 28, 2000, and which was declared effective on August 30, 2000 (the “Registration Statement”). Such Registration Statement registered an aggregate of 7,967,742 shares of common stock, including (a) 6,067,742 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and as dividends on the Series B Convertible Preferred Stock and (b) 1,900,000 shares of common stock issuable upon exercise of a warrant (the “Registered Securities”).
     The Registrant has decided to deregister the Registered Securities which are authorized for sale under the Registration Statement but which remain unsold to date. Pursuant to the undertaking contained in the Registration Statement, the Registrant files this Post-Effective Amendment to the Registration Statement to remove from registration all unsold Registered Securities under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on this 22ND day of January, 2009.

NEWPARK RESOURCES, INC.
By:	/s/ Paul L. Howes
Paul L. Howes
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Paul L. Howes Paul L. Howes	President, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2009
/s/ James E. Braun James E. Braun	Vice President and Chief Financial Officer (Principal Financial Officer)	January 22, 2009
/s/ Gregg S. Piontek Gregg S. Piontek	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 22, 2009
/s/ Jerry W. Box Jerry W. Box	Chairman of the Board	January 22, 2009
/s/ James W. McFarland James W. McFarland, PhD	Director	January 22, 2009
/s/ G. Stephen Finley G. Stephen Finley	Director	January 22, 2009
/s/ F. Walker Tucei, Jr. F. Walker Tucei, Jr.	Director	January 22, 2009
/s/ Gary L. Warren Gary L. Warren	Director	January 21, 2009
/s/ David C. Anderson David C. Anderson	Director	January 21, 2009